UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders
On January 26, 2016, River Valley Bancorp (the “Corporation”) held a Special Meeting of Shareholders pursuant to due notice. Holders of a total of 1,842,121 shares were present in person or by proxy at the meeting.
At the Special Meeting, the Agreement and Plan of Reorganization among the Corporation, German American Bancorp, Inc., River Valley Financial Bank and German American Bancorp dated October 26, 2015, and the related Plan of Merger contemplated thereby received the following votes:
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,813,173	17,620	11,328	0

As a result, the Agreement and Plan of Reorganization and the related Plan of Merger received a favorable vote of at least a majority of the Corporation’s outstanding shares and was approved by the Corporation’s shareholders.
In addition, the proposition described below, having received a favorable vote of more votes cast in favor than cast against at the meeting, in person or by proxy, was declared to be duly adopted by the shareholders of the Corporation.
	For	Against	Abstain	Broker Non-Votes
Approval and ratification of the amendment to the Articles of Incorporation of River Valley Bancorp deleting Article 11.	1,810,523	18,009	13,589	0

In addition, the proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.
	For	Against	Abstain	Broker Non-Votes
Approval of compensation of the named executive officers of River Valley Bancorp based on or related to the merger with German American Bancorp, Inc., and the agreements and understandings concerning such compensation.	1,552,772	264,140	25,209	0
Item 8.01  Other Events
On January 26, 2016, the Corporation issued a press release announcing that, at the special shareholders’ meeting held on that date, its shareholders approved the Agreement and Plan of Reorganization pursuant to which the Corporation will merge with and into German American Bancorp, Inc., the amendment to the Articles of Incorporation of the Corporation to occur prior to that merger, and the merger-related compensation payable to certain of the Corporation’s executive officers.  The press release also noted that the merger is expected to close during the first quarter of 2016, subject to the receipt of a regulatory waiver from the Board of Governors of the Federal Reserve System and satisfaction of customary closing conditions.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
99.1	Press Release dated January 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 26, 2016	River Valley Bancorp

	By:	/s/ Matthew P. Forrester
Matthew P. Forrester President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 26, 2016.